DREYFUS PREMIER STOCK FUNDS, INC. - Dreyfus Premier Small Cap Equity Fund Dreyfus Premier International Small Cap Fund - Dreyfus Premier International Equity Fund Registration No. 811-21236

Sub-Item 77Q1(e)

The Fund's Board approved the termination of the Fund’s Master/Feeder Structure, pursuant to which the Investment Advisory Agreement, incorporated by reference to Exhibit D of Post-Effective Amendment No. 8 to the Registrant’s Registration Statement on Form N-1A, filed on July 27, 2007, was executed.